UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2006

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In the last days of November 2006 and during December 2006, our Chief Executive Officer and President, Armando Anido, and our Chief Financial Officer, James Fickenscher, will present to various investors. A copy of the presentation materials are furnished as Exhibit 99.1 hereto and are incorporated herein by reference. This presentation will first be made on November 29, 2006 at 4:00 p.m. during an investor meeting. Mr. Anido is scheduled to present at 1:00 p.m. on November 30, 2006 at the 18th Annual Piper Jaffray Healthcare Conference (the “Conference”) to be held at The Pierre Hotel in New York, New York.

An audio feed of the presentation at the Conference will be simultaneously webcast on Auxilium’s web site at http://www.auxilium.com and archived for future review until on or about December 31, 2006. The presentation materials will also be available on Auxilium’s web site until on or about December 31, 2006.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, and Jim Fickenscher, the Company’s Chief Financial Officer, during presentations in the last days of November 2006 and during December 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: November 29, 2006	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, and James Fickenscher, the Company’s Chief Financial Officer, during presentations in the last days of November 2006 and during December 2006.